UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2009

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12395 First American Way

Poway, CA 92064

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 18, 2009, First Advantage Corporation (the “Company”), its parent corporation, The First American Corporation (“First American”), Parker S. Kennedy, a former director of the Company and current director of First American, and Norfolk County Retirement System (the “Plaintiff”) filed a Stipulation of Settlement (the “Stipulation”) with the Court of Chancery of the State of Delaware (the “Court”) relating to the action commenced by the Plaintiff’s filing of a Verified Class Action Complaint with the Court against the Company, First American and Mr. Kennedy on July 2, 2009 (the “Litigation”). The Litigation was filed in connection with First American’s proposed acquisition of all publicly-held shares of the Company’s Class A common stock, which was completed on November 18, 2009. The Stipulation sets forth the terms of the settlement of the Litigation, which remain subject to approval by the Court. Pursuant to the Stipulation, the official notice of the Stipulation and the related settlement hearing, scheduled to be held before the Court on January 14, 2010, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Notice of Pendency of Class Action, Preliminary Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Dated: November 24, 2009	By:	/s/ John Lamson

	Name:	John Lamson
	Title:	Executive Vice President and Chief Financial Officer